EXHIBIT 10.21


                                    DATE 2004

                           COSGROVE HALL FILMS LTD (1)

                           PEAK ENTERTAINMENT LTD (2)

                   ___________________________________________

                           AGREEMENT FOR THE PROVISION

                            OF CO PRODUCTION SERVICES

                               RE: "THE WUMBLERS"

                   ___________________________________________


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THIS AGREEMENT is made the                     day of

BETWEEN

(1) COSGROVE HALL FILMS LIMITED of 8 Albany Road, Chorlton-cum-Hardy, Manchester, M21 0AW ("CHF") which expression shall include its successors in title and assigns) and

(2) PEAK ENTERTAINMENT LIMITED of Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, DE45 1DL ("PEAK") (a company incorporated under the laws of the United Kingdom) of

WHEREAS

(A) PEAK wishes CHF to co-produce an animated television programme for children provisionally entitled "The Wumblers" and comprising 52 episodes each having an episodic commercial slot length of 11 minutes inclusive of titles and credits, 9 minutes and 45 seconds of animation excluding titles and credits as set out in EXHIBIT A "Production Services"

(B) CHF wishes to carry out such co-production work in accordance with the requirements of this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS

         In this Agreement, the following words and phrases should have the following meanings:

        "the Cashflow"                                   the  cashflow of the Budget (as defined  below) set out
                                                         in Exhibit B;

        "CHF Representative"                             Lee Marriott

        "the PEAK Materials"                             the material to be delivered by PEAK to CHF  identified
                                                         in paragraph 2 of Exhibit A;

        "the Delivery Materials"                         the delivery  materials which CHF shall deliver to PEAK
                                                         set out in paragraph 4 of Exhibit A;

        "PEAK's Representative"                          Phil Ogden or their designee;

        "the Production Schedule"                        the  schedule  for  the  provision  of  the  Production
                                                         Services (as defined below) set out in Exhibit B;

        "the Production Services"                        the  production  services  to be provided by CHF as set
                                                         out in Exhibit A;

        "the Specifications"                             the specifications set out in paragraph 1 of Exhibit A;

2.       PRODUCTION SERVICES

         2.1 CHF shall provide and supply to PEAK all the Production Services to enable the Programmes (as defined in Exhibit A) to be produced in accordance with this Agreement and the Specifications. All dates and time periods for the provision of the Production Services shall be in accordance with the Production Schedule.

         2.2 PEAK undertakes to supply to CHF the PEAK Materials to enable CHF to undertake the Production Services. CHF shall be entitled to give comments to PEAK in respect of the PEAK Materials and PEAK agrees to give consideration to such comments in good faith.

         2.3 If PEAK requires CHF to supply services or facilities in addition to or different from those mentioned in the Production Services or require an alteration or extension to the Production Schedule or alterations to previously approved items ("Additional Production Services") it is agreed that CHF will notify PEAK that such services constitute Additional Production Services and CHF shall submit to PEAK's within 5 working days (in writing) a quotation of the cost at which CHF will be able to supply the Additional Production Services, which will be supported by any documentation explaining the quotation and the costs. Provided PEAK shall have given its prior written consent to CHF carrying out the Additional Production Services such consent to be given within 10 working days, CHF will do so in accordance with the quotation and as required by PEAK. If no such consent is provided by PEAK within 10 working days then it is deemed that consent is provided.

         2.4 It is understood that the cost of any such Additional Production Services (strictly as agreed in advance in writing by PEAK in accordance with clause 2.3 above) will be an additional cost ("Additional Cost(s)") over and above the CHF Budget. The Additional Cost(s) will be invoiced by CHF and paid by PEAK at such intervals as PEAK and CHF shall have agreed at the time of the request for the Additional Production Services.

         2.5 CHF shall not change any element of the Production Services or Specifications without the prior written consent of PEAK.

3.       APPROVALS AND DELIVERY

         3.1 CHF shall submit the materials specified in paragraph 5 of Exhibit A to PEAK for approval in accordance with the timetable specified therein.

         3.2 CHF undertakes to carry out any reasonable and minor modifications requested by PEAK which are not Additional Production Services. Such minor modifications shall be undertaken by CHF within the reasonable period of time specified by PEAK and the appropriate material shall be resubmitted to PEAK for approval.

         3.3 All such minor modifications carried out by CHF during the approval process shall be at CHF's cost, unless CHF advises PEAK in accordance with 2.3 above that such modifications constitute Additional Production Services, in which case the cost of such modifications shall be deemed to be Additional Costs as set out in clauses 2.3 and 2.4 above.

         3.4 All transportation and delivery expenses incurred in the approval process shall be borne by the sender.

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         3.5      In the event that PEAK does not approve the relevant material after the first re-submission by CHF, PEAK shall be entitled to carry out any such modifications at its expense.

         3.6 Delivery of the Programmes to PEAK shall be made by delivery to Bagshaw Hall, Bagshaw Hill. Bakewell, Derbyshire, DE45 1DL or such other address as PEAK shall notify CHF of in writing of the Delivery Materials (which shall have been produced in accordance with the terms of this Agreement) to PEAK on or before the Delivery Dates set out in the Production Schedule (time being of the essence).

         3.7 PEAK shall give notice in writing to CHF within seven (7) days of the delivery of the last item(s) forming the Delivery Materials confirming either that PEAK have accepted the Delivery Materials ("Acceptance") or that the Delivery Materials or any part thereof are defective together with details of such defects, and confirmation as to whether PEAK requires replacement thereof ("Rejection"). Any such replacement which is required to conform to the terms of this Agreement shall be carried out by CHF at CHF's expense expeditiously and to such timetable as PEAK shall reasonably require. If no written notice of Acceptance or Rejection is received by CHF within such 7 (seven) days CHF shall be entitled to deem Acceptance of the Delivery Materials.

         3.8 Any acceptance by PEAK of late or incomplete delivery shall not constitute a waiver of any of PEAK's rights in respect of such late or incomplete delivery.

         3.9 In the event of the Producer and/or Director (as defined and identified in Exhibit A) being unable to participate in every episode forming part of the Programmes CHF shall procure suitable replacement(s) which shall be confirmed by mutual good faith agreement of both CHF and PEAK.

4.       PAYMENT OF CHF BUDGET

         4.1 Subject to Clauses 14, 15 and 17 hereunder and subject to CHF complying with its obligations under this Agreement, PEAK shall advance to CHF sums contributing towards the CHF Budget in accordance with the Cashflow and upon receipt of appropriate invoices.

         4.2 For the avoidance of doubt, the amounts to be paid to CHF under this Agreement as outlined in Exhibit B shall be in full and final settlement of all work to be undertaken and supplied under this Agreement (other than as provided for in respect of Additional Production Services as defined hereunder) and such sums shall include amounts in respect of overheads and services to be supplied hereunder.

         4.3 If Additional Production Services are requested and provided in accordance with Clause 2.3 PEAK shall pay CHF the Additional Costs in the instalments agreed at the time of the request for the Additional Production Services.

         4.4 All payments referred to in this Agreement are exclusive of VAT or any other applicable sales tax which shall be payable to CHF by PEAK in accordance with CHF's valid VAT invoices.


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5.       COPYRIGHT AND OTHER RIGHTS AND GRANT OF RIGHTS

         5.1 CHF with full title guarantee hereby irrevocably and unconditionally assigns and transfers to PEAK the entire copyright and all other rights title and interest of whatsoever nature (whether or not now in existence) in and to the Programmes (by way of present assignment of present and future copyright) and all rights and benefits in and to the results products and proceeds of all of the Production Services provided or intended to be provided by CHF hereunder and all other rights, benefits and consents arising in connection with the Programmes throughout the world and in all media (whether or not now in existence) and in all languages to hold the same unto PEAK absolutely for the full period of copyright throughout the world (and all renewals, reversions and extensions thereof) and thereafter in perpetuity. The foregoing grant shall include but not be limited to all rental, lending and cable retransmission rights.

         5.2 CHF hereby irrevocably and unconditionally undertakes to PEAK to do all such further acts and execute all such further documents as may from time to time be required to vest in PEAK all such rights as may be necessary to exploit, advertise and promote the Programmes in all media throughout the world, and in the event CHF is unable or unwilling to do so within a reasonable time then CHF hereby irrevocably appoints PEAK the right to do so as agent or attorney on its behalf.

         5.3 CHF hereby waives the benefit of any provision of law known as "droit moral" or "moral rights" or any similar laws in any legal jurisdiction throughout the world (whether or not now existing).

6.       INSURANCE

         6.1 CHF shall obtain from a reputable insurance company adequate production insurances as requested by PEAK prior to production and subject to premiums detailed in the Budget such policies ("Policies") shall be approved by PEAK which wherever possible shall be without unusual deductions or exclusions.

         6.2 CHF shall not do or neglect to do any thing or act which shall negate any policy of insurance obtained by CHF or PEAK. CHF shall likewise take no steps to prevent or delay any insurance claim under any such insurance policy and shall provide any reasonable assistance or support requested by PEAK in respect thereof.

         6.3 PEAK shall be an additional insured party as a named beneficiary on CHF's Policies.

7.       EDITORIAL CONTROL

         7.1 PEAK's Representative shall at reasonable times and upon prior written notice of not less than 3 working days have reasonable access to CHF's premises or any premises or location(s) under its control and PEAK shall further be entitled to view, inspect and remove at PEAK's expense any and all materials and physical items generated by CHF hereunder in respect all rushes and cut sequences of the Programmes and including any paperwork sound-recording or soundtrack, and to be present at all production meetings of CHF of which CHF shall give timely notice to PEAK in advance of any such meetings, provided that PEAK shall not in so doing any of the foregoing disrupt or delay any of the Production Services or Production Schedule.

         7.2 PEAK shall have the full and final say editorial control in respect of in all creative decisions throughout the production of the Programmes, in all decisions concerning the overall financial management of the production of the Programmes and full editorial control of the final cut of all versions of the Programmes PROVIDED THAT CHF shall be consulted in good faith in all such respects and that PEAK shall give good faith consideration to CHF's views.


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8.       CREDITS AND PUBLICITY

         8.1 PEAK shall decide and have the right to approve all credits to be incorporated in the Programmes. PEAK shall where appropriate provide CHF as soon as practicable after commencement of production with a list of all proposed credits for inclusion in the Programmes.

         8.2 PEAK will accord an on-screen credit to CHF as co-producer of the Programmes, the position and size of such credit to be as is customary for UK television producers and in the form set out in paragraph 1.8 of the Specifications, and PEAK shall use best endeavours and where reasonable to do so in addition provide credit to CHF in any paid advertising, promotion and publicity; and on any packaging related to the sale of DVDs and video cassettes incorporating the Programme. If PEAK has notified such credit obligations to any other person to whom it has granted any rights to exploit the Programmes PEAK shall not be liable for the failure of such person to honour such obligations provided that PEAK shall use all reasonable endeavours to remedy any breach of the CHF credit provision on a prospective basis.

         8.3 Any breach of clause 8.2 by PEAK shall entitle CHF solely to the recovery of damages and the rights granted by CHF to PEAK shall not be capable of termination or revocation by reason of such breach.

         8.4 Except as referred to in 8.5, CHF shall not without the prior written approval of PEAK disclose any details or information (other than to its professional advisers) or issue or authorise the issue of any advertisement or publicity regarding the Programmes or this Agreement or the business of PEAK or the Broadcaster.

         8.5 CHF shall be entitled to use the name of PEAK and the Programme, and brief excerpts of the Programme and materials relating thereto in any advertising publicity and promotional material relating to CHF its parent and subsidiary companies subject to prior written approval of PEAK where any such use by CHF shall be prior to the first transmission of the Programme in the United Kingdom.

9.       REPRESENTATIVES

         PEAK's Representative may give any approvals or consents required to be given by PEAK under this Agreement or otherwise requested by CHF, and PEAK shall be entitled to rely upon the CHF Representative as having the right to take decisions on behalf of CHF, all such approvals to be given in a timely manner in accordance with and so as not to disrupt or delay the Production Schedule.

10.      WARRANTIES

         CHF warrants and undertakes as follows:

         10.1 CHF is a company duly and properly organised and existing according to the laws of England and it has the power and the authority to enter into this Agreement and perform its obligations under it;

         10.2 except to the extent that any rights are already owned by PEAK or become vested in PEAK pursuant to the operation of this Agreement, CHF (and no other person or entity) shall become the first owner throughout the world in all languages of the entire copyright and underlying rights (if any) and the beneficiary of all consents, waivers or contractual entitlements in connection with the Programmes (including without limitation the Production Services) for the purposes of assigning them to PEAK;

         10.3 in respect of any work carried out for the Programmes, and subject to the rights of the Performing Rights Society (or its affiliated organisations based outside of the United Kingdom) in any musical works used in the Programmes CHF shall irrevocably secure and pay for all rights and consents of owners of material featured in the Programmes and other persons supplying rights, services and facilities in respect of the Programmes to allow PEAK the unrestricted and unlimited exploitation of the Programme(s) throughout the world in all formats and all media (now known or hereafter devised) and will provide documentation or other evidence in support, if requested;

         10.4 CHF has not and it will not assign, license, mortgage, charge or otherwise deal with or encumber any rights whatsoever in the Programmes or any materials or physical items relating to the Programmes;

         10.5 all rights acquired and the benefit of all contracts (including production personnel contracts artist and crew ) are or shall be capable of assignment to PEAK without restriction;

         10.6 all production and personnel contracts and other important agreements relating to the Programmes shall be in writing;

         10.7 there are no claims or proceedings pending or threatened which might affect CHF's ability to perform its obligations under this Agreement or which otherwise might adversely affect the production, delivery or exploitation of the Programmes;

         10.8 CHF shall promptly advise PEAK of the occurrence of any event or the existence of any condition which will adversely affect the financial condition of CHF and/or its ability to fulfil its obligations under this Agreement;

         10.9     the Production Services in Exhibit is achievable;

         10.10 the Programmes will be produced to a standard of first class technical quality.

                  Peak warrants and undertakes as follows:

         10.11 the format and concept of the Wumblers is original to and totally owned by Silly Goose Inc who, in an agreement dated 16 December 2003 (annexed to this Agreement at Exhibit C), have granted the exploitation rights to PEAK;

         10.12 the format and concept of the Wumblers does not infringe any rights, trade marks or so called intellectual property rights of any third party; and

         10.13 Peak has the authority to contract CHF to undertake the Production Services.

11.      INDEMNITY

         11.1 CHF will indemnify PEAK against all loss (direct or indirect), actions, claims, costs, proceedings or damages directly arising from any breach or non-performance by it of any agreement, undertaking or warranty given by it in this Agreement and against all costs and expenses incurred and payments made on legal advice in settling any action, claim or proceedings arising from such breach or non-performance of any of the provisions of this Agreement, PROVIDED THAT CHF shall be consulted in good faith with regard to any such claims and/or proposed settlements and PEAK shall give good faith consideration to CHF's views.


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         11.2     PEAK will indemnify CHF against all loss (direct or indirect), actions, claims, costs, proceedings or damages directly arising from any breach or non-performance by it of any agreement, undertaking or warranty given by it in this Agreement and against all costs and expenses incurred and payments made on legal advice in settling any action, claim or proceedings arising from such breach or non-performance of any of the provisions of this Agreement, PROVIDED THAT PEAK shall be consulted in good faith with regard to any such claims and/or proposed settlements and CHF shall give good faith consideration to PEAK's views

12.      PRODUCTION CONTRACTS AND CLEARANCES

         12.1 If requested, CHF shall, as soon as reasonably practicable, provide to PEAK drafts of all agreements for the provision or purchase of services or goods for approval including all agreements with freelance personnel.

         12.2 CHF shall ensure that all production contracts or engagements entered into by CHF in connection with the Programmes shall:-

                  12.2.1   be in writing and fully executed and dated;

                  12.2.2   be consistent with the terms of this Agreement;

                  12.2.3   contain, where possible, a grant of
                           rights/consents/permissions on an unconditional and irrevocable basis to permit the unlimited exploitation of the Programmes world-wide in all formats and all media (now known or hereafter devised);

                  12.2.4 contain a waiver of moral rights and all other similar rights in all jurisdictions throughout the world;

                  12.2.5 provide for all inclusive buy-out fees, i.e. no additional fees, guild payments, residuals, royalties, repeat fees, participation's or any other similar payments shall be due in respect of the broadcast, sale or other exploitation of the Programmes in any and all media (whether now existing or invented in the future) throughout the world for the full period of copyright and thereafter in perpetuity except in respect of performance and broadcasting royalties payable in respect of musical works where the copyright is assigned to PRS or one of its affiliates.

13.      OWNERSHIP OF MATERIALS

         13.1 CHF acknowledges that any and all materials, documentation and physical items produced or acquired by it for or in connection with the Programmes or for recording the Programmes and arising as a result of the Production Services (including inter alia any and all materials supplied to CHF by PEAK) ("the Materials") shall be the sole and exclusive property of PEAK.

         13.2 Upon completion of the Production Services, and if requested by PEAK, CHF hereby undertakes to provide a list of the Materials and PEAK shall determine whether it will require at its sole cost and expense the return of such Materials or any of them to PEAK in the United Kingdom or require the destruction of the same or the disposal of the Materials in any other way as directed by PEAK. In the event that PEAK shall not have so directed CHF within 28 days of completion of the Production Services PEAK agrees to pay to CHF reasonable storage charges relating to such Materials.



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14.      FORCE MAJEURE

         In the event that the production of the Programmes shall be prevented or substantially interfered with by reason of fire, earthquake, hurricane, flood, natural catastrophe, casualty, accident, riot or war, Act of God, political upheaval, law ordinance or executive or judicial order of authorities, lock-out, labour dispute or the death or incapacity of the director, producer or any principal member of the crew supplied by PEAK or any other cause reasonably beyond the control of CHF and PEAK, then neither CHF nor PEAK shall be in default or breach of this Agreement and the obligations of CHF and PEAK towards each other shall be suspended for the duration of the event, and the Production Schedule and the time within which CHF is obliged to complete its services hereunder shall be extended for a period equivalent to the period of any such event but the maximum duration of such extension shall be 12 (twelve) weeks.

15.      TAKEOVER/ABANDONMENT

         15.1 PEAK shall have the right to take over (either partially or completely) or abandon the rendition of the Production Services upon giving written notice to CHF of its election to do so in any of the following events:

                  15.1.1 CHF is in material breach of any of its warranties, undertakings or obligations under this Agreement other than a remediable breach of which PEAK gives CHF notice and which is remedied to the satisfaction of PEAK within 10 (ten) days of such notice;

                  15.1.2 there is an overspend or there is in PEAK's opinion likely to be an overspend which in the opinion of PEAK has arisen or will arise because of the imprudent, negligent or deliberate act or omission of CHF or as a consequence of a `Force Majeure' event;

                  15.1.3 PEAK has terminated this Agreement under Clause 17 or has the right to do so.

         15.2     If PEAK elects to take over or abandons pursuant to clause
                  15.1:

                  15.2.1 CHF shall forthwith, and at its own expense, hand over and place at PEAK's disposal and under its control all personnel, equipment and all material relating to the Programmes at whatever stage of completion such material may be at;

                  15.2.2 CHF shall assign the benefit of all production contracts and all similar contracts relating to the Programmes which PEAK requests to have assigned to it and PEAK shall be responsible for performing CHF's obligations under all production contracts approved by PEAK as from the date of their assignment to PEAK;

                  15.2.3 CHF shall provide a statement of account to PEAK containing details of all costs incurred to the date of take-over or abandonment together with details of contractual commitments to be honoured by CHF, and in the event of termination by PEAK pursuant to clause
                           17.1.6 hereof, PEAK shall only be liable for the production cost incurred up to the end of the Production Phase in which termination was notified in accordance with the schedule and Production Phases outlined in Exhibit C. PEAK will also make good faith negotiations to cover any long term financial commitments made directly in connection with the Programmes by CHF prior to notification of termination by PEAK.


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                  15.2.4   CHF shall not undertake any further obligation in
                           relation to the Programmes unless required by PEAK to do so;

                  15.2.5 PEAK shall have the right to proceed with the production and completion of the Programmes in such manner (if at all) as it may decide;

                  15.2.6 Except in respect of binding commitments as referred to in 15.2.3 hereof, PEAK shall have no further obligation to advance sums to CHF in respect of CHF Budget and any Additional Costs.

         15.3 Any takeover or abandonment by PEAK shall not in any way affect the rights and remedies which PEAK has under this Agreement or at law by reason of any breach by CHF of any of its warranties, undertakings or contractual obligations under this Agreement.

         15.4 PEAK shall be entitled at any time after taking over production of the Programmes pursuant to Clause 15.1 to abandon production of the Programmes and provided that PEAK shall have complied with its obligations pursuant to 15.2.3 hereof CHF hereby irrevocably agrees that it shall have no objections or claims against PEAK or any other party providing finance or resources for the Programmes in that event.

16.      OVERSPEND

16.1 If CHF becomes aware that other than in relation to and arising from approved Additional Production Services, the total cost is likely to exceed the CHF Budget CHF shall forthwith:

                  16.1.1 prepare and submit to PEAK a full statement of account containing details of costs incurred but not yet paid for and an estimate of costs likely to be incurred to complete the rendition of the Production Services;

                  16.1.2 submit detailed proposals for reducing the cost of the items allowed for in CHF Budget;

                  16.1.3 comply with any reasonable directions given by PEAK to reduce any expense.

         16.2 If, following the procedures set out above, there shall continue to be overspend or likely overspend, then CHF shall be solely responsible for and pay for all such overspend unless the overspend was due to events or circumstances entirely outside the control of CHF and CHF has complied with Clause 16.1 in which event PEAK shall pay for any such overspend, or shall be entitled to take-over or abandon production of the Programme in accordance with cause 15 hereof.

         16.3 In the event that the Production Schedule is extended or delayed by reason of any default of CHF, then CHF shall pay or reimburse PEAK for all additional costs reasonably incurred by PEAK as a direct result thereof. Any amounts so payable shall be paid promptly on presentation of an invoice.

17.      TERMINATION

         17.1 Without prejudice to any rights under this Agreement, PEAK shall be entitled, by notice in writing, to terminate CHF's engagement to provide the Production Services if:

                  17.1.1 CHF is in breach of any term of this Agreement which is incapable of remedy or if capable of remedy is not remedied within 10 (ten) business days of CHF becoming aware or being notified of it;


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                  17.1.2   CHF is declared or becomes insolvent;

                  17.1.3 CHF suffers the making of an administration order or has a receiver (including an administrative receiver) or manager appointed over the whole or any part of its assets or if an order is made or a resolution is passed for its winding up (except for the purposes of amalgamation or reconstruction) or a notice is issued convening a meeting of CHF's creditors or CHF enters into or proposes to enter into any composition or arrangement with its creditors or a court order is obtained against CHF which is likely in the opinion of PEAK to materially affect CHF's financial condition or ability to fully perform all of its obligations hereunder or if CHF ceases or threatens to cease to carry on business;

                  17.1.4 an event of force majeure shall continue for a period either consecutive or in the aggregate of 12 (twelve) weeks or more (and in respect of the circumstances mentioned in this sub-clause CHF shall equally have a right to terminate); or

                  17.1.5 CHF shall abandon or announce that it intends to abandon the business of providing production services or suffers a change in the majority ownership or control of its business.

         17.2 In the event of termination of this Agreement or the provision of CHF's services hereunder all rights, benefits and entitlements acquired by PEAK as set out in this Agreement shall remain vested in PEAK PROVIDED THAT PEAK shall have complied with its payment obligations under 15.2.3 hereof.

18.      MISCELLANEOUS

         18.1 A waiver of any breach of this Agreement shall not waive any prior or subsequent breach. All remedies shall be cumulative and the waiver of any one shall not waive any other.

         18.2 PEAK shall be entitled to assign this Agreement (in whole or in part) to any subsidiary or affiliated company of PEAK or to any other third party provided that PEAK shall remain responsible for its obligations hereunder. CHF shall not assign this Agreement without the prior written approval of PEAK which approval shall not be withheld other than for the purpose of corporate reconstruction or amalgamation, which shall not require PEAK's approval.

         18.3 If any part of this Agreement or the application thereof to either party shall for any reason be adjudged by any court or other legal authority of competent jurisdiction to be invalid such judgement shall not affect the remainder of this Agreement which shall continue in full force and effect.

         18.4 Any notices required to be given under the provisions of this Agreement shall be in writing in English and shall be deemed to have been duly served if hand delivered, posted by registered or recorded delivery or sent by facsimile/e-mail and any notice so given shall be deemed to have been served:
                  (a) if hand delivered, at the time of delivery; (b) if posted, on the third day after posting and such communication shall be sent by registered or recorded delivery; (c) if sent by facsimile/e-mail upon confirmation of successful transmission.

         18.5     Notices shall be sent:

                  To CHF:                             To PEAK:

                  8 Albany Road                       Bagshaw Hall
                  Chorlton-cum-Hardy                  Bagshaw Hill
                  Manchester                          Bakewell
                  M21 0AW                             Derbyshire
                                                      DE45 1DL
                  Attention:  Lee Marriott            Attention: Phil Ogden

         18.6 This Agreement supersedes and cancels all previous arrangements, understandings, representations or agreements between the parties hereto either oral or written with respect to the Programmes and constitutes the entire agreement between CHF and PEAK with reference to the Programmes and no variation of any of the terms or conditions hereof may be made unless such variation is agreed in writing and signed by the parties.

         18.7 Nothing in this Agreement is intended to or shall be deemed to constitute a partnership or joint venture between CHF and PEAK.

         18.8 The clause headings in this Agreement are for the convenience of the parties only and shall not limit, govern or otherwise affect its interpretation in any way.

19.      PROPER LAW

         19.1 This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

         19.2 The parties hereby submit to the exclusive jurisdiction of the courts of England and Wales.

20       RIGHTS OF THIRD PARTIES

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (the"1999 Act") to enforce or to rely upon any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the 1999 Act

SIGNED by Lee Marriott          )
for and on behalf of            )  /s/
COSGROVE HALL FILMS             ) ---------------------------
LIMITED


SIGNED by Phil Ogden            )
for and on behalf of            )  /s/
Peak Entertainment Limited      ) ---------------------------

                                    EXHIBIT A

                             THE PRODUCTION SERVICES

1.       THE SPECIFICATIONS


         THE PROGRAMME
         1.1       Name of Programme:                          The Wumblers
         1.2       Number of Episodes:                         52
         1.3       Length (animation running time):            9 minutes  45 seconds
         1.4       Length (inclusive of main and end titles):  11 minutes and  0 seconds
         1.5       Original concept from                       Silly Goose Inc.

         KEY PERSONNEL

         1.6       Producer:                                   Jon Doyle
                   Director:                                   Mike Whaite

         TECHNICAL REQUIREMENTS

         1.7                                                   TBA

         CREDITS

         1.8

         The end credit will be "A PEAK Entertainment/ Cosgrove Hall Film Production"

         1.9

         Primary Studio: Cosgrove Hall Studios, Albany Road, Chorlton-cum-Hardy, Manchester, M21 0AW

2.       MATERIALS TO BE DELIVERED TO CHF:

         Series bible for the Programmes, principal character designs and location designs.

3. THE PRODUCTION SERVICES TO BE CARRIED OUT BY CHF IN ACCORDANCE WITH THIS AGREEMENT AND THE SPECIFICATIONS: All aspects of the production process including without limitations, providing comments on scripts, shooting, editing, music, sound and contracting of talent.

4.       DELIVERY MATERIALS

         Upon completion of the production work which is the subject of this Agreement, CHF shall deliver to PEAK the following materials on the dates set out in the Production Schedule: [TBA]

5.       APPROVALS

5.1 CHF will send the following items to PEAK for approval and PEAK shall approve or provide reasons for rejection within the timescales outlined below:

---------------------------------------------------------------------------------------------------------------------------------
Item                                       Comments / Approval back to CHF                 Corrections to PEAK
---------------------------------------------------------------------------------------------------------------------------------
Scripts                          }
Character Designs                }
Location Designs Voice Casting   }
Storyboards                                Within 5 working days of receipt by PEAK        Within 5 working days of receipt by
Animatic                         }                                                                        CHF
Dialogue Fine Cut                }
Offline Picture                  }
Completed Online                 }
Titles                           }
Credits                          }
---------------------------------------------------------------------------------------------------------------------------------